Exhibit 10.9

TRANSITIONAL MANAGEMENT AND OPERATING AGREEMENT

WHEREAS, on the 13th DAY OF MAY 2008, Cargo Connection Logistics Holding, Inc. and Cargo Connection Logistics Corp. (Cargo) executed a “Strict Foreclosure and Transfer of Assets” transferring certain assets to Pacer Logistics LLC (Pacer);

WHEREAS, Pacer and Cargo acknowledge that the immediate and effective transfer of certain of the assets contemplated by said “Strict Foreclosure and Transfer of Assets”( including without limitation Cargo’s general intangibles, good will trade names, lease hold interests, licenses, permits and the like) may be accomplished only with some degree difficulty and delay;

WHEREAS, in accordance with the specific provisions of the aforementioned “Strict Foreclosure and Transfer of Assets” Cargo has undertaken to execute any and all necessary documents to effectuate any and all of the transfers as contemplated therein;

NOW, therefore, in consideration of the premises and the mutual representations covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Cargo hereby appoints and designates Pacer as its manager and special attorney in fact to continue the operations and contractual engagements of Cargo, with respect to all actions necessary to protect the foreclosed assets, including without limitations, its facilities, equipment, lease hold interest, permits and licenses, and to do so in Cargo’s name, and in Pacer’s sole discretion , just as though Cargo were to continue such operations and engagements in its own right.

Pacer for its part, during the existence of this agreement shall use all reasonable efforts to ultimately assume, or in Pacer’s sole discretion, abandon, the assets made subject hereof as expeditiously as Pacer’s prudent business judgement may dictate.

During the period of time described in the preceding paragraph, Pacer shall manage and operate the subject assets in its sole discretion, and subject only to Pacer’s own business judgement; it being further and specifically stipulated that Pacer owes no duty, whatsoever, to Cargo, either directly or indirectly, arising from or arising out of, said activities beyond those duties imposed by and described in the preceding paragraph.

TERM

The initial term of this agreement shall commence immediately and shall terminate SIXTY (60) DAYS from the date hereof unless sooner terminated as provided herein. This agreement shall be automatically renewed on the same terms and conditions on a month to month basis thereafter unless terminated as provided herein.

TERMINATION

Either Pacer or Cargo may terminate this agreement at any earlier date, in its sole discretion, by giving the other party ten days written notice thereof.

BENEFIT

This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, successors assigns. This agreement shall not be assigned by either party without prior written consent to the other party, which consent shall not be unreasonable withheld.

MULTIPLE COUNTERPARTS

This agreement may be executed in any number of counterparts and by different parties hereto and separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

INTERPRETATION and CHOICE OF LAW

The headings of this agreement are inserted for convenience only and are not to be considered in the interpretation of this agreement. They shall not in any way limit the scope or modify the substance or context of any section of this agreement. This agreement shall be governed by and construed in accordance with, the laws of the State of New York, excluding any conflict of law rules requiring application of the substantive of law of another jurisdiction.

Nothing contained in this agreement, whether expressed or implied, shall be deemed to confer any rights or remedies (including without limitation third party beneficiary rights) upon, or obligate either party, or any third party, or entity.

The parties acknowledge that this agreement was initially prepared by Pacer solely as a convenience and that all parties and their counsels hereto have read and fully negotiated all of the language used in this agreement. The parties acknowledge that because all parties had an opportunity for their counsel to participate in negotiating and drafting this agreement, no rule of construction shall apply to this agreement, which construes ambiguous or unclear language in favor or against any party.

Each individual signing this agreement warrants that such execution has been duly authorized by the party for which such individual is signing, that the execution and performance of this agreement by such party has been duly authorized by all application laws and regulations and all necessary corporate action, if any, and that this agreement constitutes the valid and enforceable obligation of such parties inaccordance with the terms of this agreement.

In witness whereof, the parties have caused this agreement to be duly executed by their duly authorized representatives effective this 13th day of May, 2008.

By:	/s/ Scott Goodman, CEO
Scott Goodman, Chief Executive Officer
Cargo Connection Logistics Holding, Inc.

By:	/s/ Tina Vidal
Tina Vidal, Chief Executive Officer
PACER Logistics, LLC